UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 10, 2011, the Board of Directors of Arbitron Inc. (the "Company") appointed Sean R. Creamer, 46, as Executive Vice President, Chief Operating Officer. Mr. Creamer has held various roles within the Company since 2005. Mr. Creamer joined Arbitron in August 2005 as Executive Vice President, Finance and Planning. In November 2005, Mr. Creamer was named Chief Financial Officer and maintained that responsibility through March 2011. In June 2010, Mr. Creamer was named Executive Vice President, U.S. Media Services, responsible for the Company's radio and cross-platform services and operations.

The Company has determined that there are no related person transactions between it and Mr. Creamer within the meaning of Item 404(a) of Regulation S-K.

Additional information about the appointment is included in the Company’s press release issued on August 11, 2011, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Arbitron Inc. dated August 11, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

August 11, 2011	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Arbitron Inc. dated August 11, 2011